CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the caption "Counsel and Independent Auditors" and to the use of our reports on Dreyfus Premier Enterprise Fund (formerly, Dreyfus Premier Micro-Cap Growth Fund) dated November 8, 2002, Dreyfus Financial Services Fund dated November 8, 2002, Dreyfus Premier NexTech Fund dated June 6, 2003 and Dreyfus Premier Health Care Fund dated June 6, 2003, which are incorporated by reference in this Registration Statement (Form N-1A No. 333-34474 and 811-09891) of Dreyfus Premier Opportunity Funds.

ERNST & YOUNG LLP

New York, New York
October 24, 2003